Exhibit 99.1

FOR IMMEDIATE RELEASE

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: michelle.esterman@altisource.lu

Altisource™ sets Record Date of December 17, 2012 for Spin-Off of Altisource Residential Corporation and Altisource Asset Management Corporation; “When-Issued” Trading to begin on or about December 13, 2012

Luxembourg, Luxembourg, 6 December 2012

Altisource Portfolio Solutions S.A. (“Altisource”) (Nasdaq:ASPS) announced today that it has set a record date of 5 p.m. EST on December 17, 2012 (the “Record Date”) for the spin-off of Altisource Residential Corporation (“Residential”) and Altisource Asset Management Corporation (“AAMC”).

Altisource expects to complete the spin-off of Residential and AAMC at 5 p.m. EST on or before December 31, 2012 (the “Distribution Date”) through a pro rata dividend of all the outstanding shares it holds of Residential Class B common stock (the “Residential Shares”) and AAMC common stock (the “AAMC Shares”) to its shareholders of record on the Record Date. On the Distribution Date, each Altisource shareholder will receive one Residential Share for every three shares of Altisource common stock held by such shareholder on the Record Date and one AAMC Share for every ten shares of Altisource common stock held by such shareholder on the Record Date.

Altisource expects the Residential Shares and AAMC Shares to begin trading on a “when-issued” basis on the New York Stock Exchange (the “NYSE”) and the OTCQX Market, respectively, on or about December 13, 2012.  Holders of Altisource common stock who sell their Altisource shares before the ex-distribution date, which will be set by NASDAQ, will forego entitlement to the Residential Shares and the AAMC shares in the spin-off.

On the first trading day after the Distribution Date, the Residential Shares are expected to trade on the NYSE under the ticker symbol “RESI,” the AAMC Shares are expected to trade on the OTCQX Market under the ticker symbol “AAMC” and Altisource shares will continue trading on the NASDAQ Global Select Market under the ticker symbol “ASPS.”

No action is required by Altisource’s shareholders to receive their Residential Shares or AAMC Shares. Fractional Residential Shares and AAMC Shares will not be distributed to Altisource shareholders. Instead, the fractional shares will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Altisource shareholders who would otherwise hold fractional Residential Shares and AAMC Shares.

The distribution of the Residential Shares and AAMC Shares is subject to the satisfaction or waiver of certain conditions, including the SEC declaring effective the Registration Statement on Form 10 filed by

Residential, the completion of the SEC’s review of the Registration Statement on Form 10 filed by AAMC, the authorization by the New York Stock Exchange and the OTCQX for trading of Residential and AAMC, respectively, and other conditions described in the Forms 10. Altisource currently anticipates that all conditions to the spin-offs will be satisfied on or before the Distribution Date.

Altisource shareholders are urged to consult their financial advisors and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the specific implications of selling Altisource common stock on or prior to the Distribution Date and the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words and variations of words such as “expect,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, the completion of the spin-offs, timing of “when-issued” and “ex-distribution” trading and conditions to distribution of Residential Shares and AAMC Shares. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate Residential and AAMC, weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Please also see the risk factors of Residential and AAMC, as they may be amended from time to time, set forth in their filings with the SEC, including their Registration Statements on Form 10 and subsequent reports on Forms 10-K, 10-Q and 8-K. Altisource disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

About Altisource

Altisource is a global provider of services focused on high-value, technology-enabled knowledge-based solutions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Additional information is available at www.altisource.com.